UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2023
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LIANBIO
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-40947	98-1594670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 309 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (609) 486-2308
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 1 ordinary share, $0.000017100448 par value per share	LIAN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.
Departure of Chief Financial Officer
On December 20, 2023, LianBio (the “Company”) announced that Yi Larson, the Company’s Chief Financial Officer, has decided to resign from the Company, effective December 19, 2023, to pursue other business and professional interests and opportunities. The Company thanks Ms. Larson for her many contributions to the growth and success of the business during her tenure with the Company.
On December 19, 2023, the Company entered into a separation agreement with Ms. Larson (the “Separation Agreement”), pursuant to which Ms. Larson will be entitled to the following benefits:
•60 days’ pay in lieu of notice at her final base rate of pay;
•One year extension of the commercial health insurance; and
•Severance payment in the amount of $2,430,124 to be made in monthly installments in an amount of $202,510.33 per month for the first three (3) months following December 19, 2023 (each, a “monthly installment”), and the remainder of the severance payment ($1,822,593) will be made in one lump sum within thirty (30) days of the final monthly installment.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending on December 31, 2023.
Appointment of Interim Chief Financial Officer
In connection with Ms. Larson’s departure, effective December 19, 2023, the Board appointed Ehong Gu as Interim Chief Financial Officer of the Company, in which role she will act as the Company’s principal financial officer and principal accounting officer. At this time, the Company and Ms. Gu have not entered into any compensation arrangements (written or unwritten) in connection with her new role.
Ms. Gu (51) has served in roles of increasing responsibility at the Company. She has served as VP, Head of Global Finance since April 2023 and VP of Finance, China since August 2021. From 2019 to 2021, Ms. Gu was AVP, Finance at CStone Pharmaceuticals, where she led the finance operations and established the financial infrastructure for the listing company. She was Sr. Finance Director at BeiGene from 2017 to 2019 and served as a member of BeiGene China Leadership Team, supporting a fast-growing business across China and APAC territories. Ms. Gu was Finance Director and China CFO at Celgene Corporation from 2009 to 2017. She was a founding member of the Celgene China Leadership Team. Ms. Gu earned an MBA degree in Finance from the Rotman School of Management at the University of Toronto, and a bachelor’s degree in English from Shanghai University.
There are no family relationships between Ms. Gu and any director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Ms. Gu that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
In accordance with the Company’s customary practice, the Company will enter into an indemnification agreement with Ms. Gu, which requires the Company to indemnify Ms. Gu against certain liabilities that may arise in connection with her status or service as an executive officer.
The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1, filed on October 1, 2021, and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
A copy of the press release announcing the above-described management changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press release issued by LianBio, dated December 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIANBIO

By:	/s/ Brianne Jahn
Brianne Jahn
Chief Business Officer
Date: December 20, 2023